Exhibit 99.1

ARAMARK Holdings Corporation and ARAMARK Corporation Announce Early Tender Results
Philadelphia, PA, March 6, 2013—ARAMARK Holdings Corporation (“Holdings”) announced today that, in connection with the previously announced cash tender offer (the “Holdings Offer”) for any and all of its $600.0 million outstanding principal amount 8.625%/9.375% Senior Notes due 2016 (the “Holdings Notes”), holders of $342,740,000 of the Holdings Notes, or 57.12% of the outstanding principal amount, tendered their notes in the Holdings Offer on or prior to 5:00 p.m., New York City time, on March 6, 2013 (with respect to each Offer (as defined below) the “Early Tender Date”). Concurrently, ARAMARK Corporation (the “Company”) announced today that, in connection with (i) the previously announced cash tender offer (the “Fixed Rate Notes Offer”) for any and all of its $1,280.0 million outstanding principal amount 8.50% Senior Notes due 2015 (the “Fixed Rate Notes”) and (ii) the previously announced cash tender offer (the “Floating Rate Notes Offer”) for any and all of its $500.0 million outstanding principal amount Senior Floating Rate Notes due 2015 (the “Floating Rate Notes”, collectively with the Holdings Notes and the Fixed Rate Notes, the “Notes”), holders of $617,359,000 of the Fixed Rate Notes, or 48.23% of the outstanding principal amount, and $326,987,000 of the Floating Rate Notes, or 65.40% of the outstanding principal amount, tendered their notes in the Fixed Rate Notes Offer and the Floating Rate Notes Offer, respectively, on or prior to the Early Tender Date. The Holdings Offer, the Fixed Rate Notes Offer and the Floating Rate Notes Offer are collectively referred to as the “Offers” and with respect to each series of Notes, each individually as an “Offer.” Subject to the terms and conditions of an Offer being satisfied or waived, Holdings and the Company, respectively, intend to exercise the early settlement option for each Offer, with payment expected on March 7, 2013.
Each Offer will expire at 11:59 p.m., New York City time, on March 20, 2013 (as may be extended or earlier terminated with respect to each series of Notes, the “Expiration Date”). As described in more detail in the Offer to Purchase of Holdings and the Company dated February 21, 2013 (the “Offer to Purchase”) and related Letter of Transmittal, the total consideration for each $1,000 principal amount of Holdings Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date and accepted for purchase by Holdings is $1,020.00. The total consideration for each $1,000 principal amount of Fixed Rate Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date and accepted for purchase by the Company is $1,005.00 and the total consideration for each $1,000 principal amount of Floating Rate Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date and accepted for purchase by the Company is $1,001.50. Such total consideration with respect to each series of Notes is referred to as the “Full Tender Offer Consideration.” The Full Tender Offer Consideration with respect to each series of Notes includes an early tender payment equal to $30.00 per $1,000 principal amount of Notes tendered (the “Early Tender Payment”). As the Early Tender Date has passed, Holders who validly tender their Notes on or before the applicable Expiration Date are only eligible to receive an amount equal to the applicable Full Tender Offer Consideration minus the Early Tender Payment (the “Late Tender Offer Consideration”).
Subject to the terms and conditions of each Offer, each holder who validly tendered on or prior to the applicable Early Tender Date and did not validly withdraw such Notes on or prior to the applicable Withdrawal Deadline will be entitled to receive the applicable Full Tender Offer Consideration, plus accrued and unpaid interest on such Notes, to, but not including, the applicable Settlement Date. Holders who validly tender their Notes after the applicable Early Tender Date but at or before the applicable Expiration Date will be entitled to receive the applicable Late Tender Offer Consideration, which with respect to each series of Notes is equal to the applicable Full Tender Offer Consideration minus the early tender payment, plus accrued and unpaid interest on such Notes, to, but not including, the applicable Settlement Date.
The respective obligations of Holdings or the Company, as the case may be, to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to each Offer is conditioned upon the satisfaction or waiver of the following conditions as described in more detail in the Offer to Purchase: (1) the Company shall have completed both the amendments to its senior secured credit facility, including the additional borrowings contemplated thereby, and the issuance of additional debt on terms satisfactory to Holdings and the Company (together, the “Refinancing”), yielding proceeds in an amount sufficient to fund the maximum amount payable for the purchase of the Notes pursuant to the Offers and (2) the general conditions set forth in the Offer to Purchase. None of the Offers is conditioned upon the completion of the other Offers.

Each of Holdings and the Company, respectively, expect to redeem, pursuant to the provisions of the applicable indenture, any Notes that remain outstanding after the consummation of the Offers. Holdings and the Company expect that the redemption prices for Notes that remain outstanding after the consummation of the Offers will be less than the applicable Full Tender Offer Consideration.
The Offers may be amended, extended or, under certain conditions, terminated. Holdings and the Company reserve their respective rights to make changes to one Offer without making corresponding changes to another Offer.
The depositary and information agent for the Offers is Global Bondholder Services Corporation. The dealer managers for the Offers are Goldman, Sachs & Co. ((800) 828-3182 (U.S. Toll Free), (212) 357-6436 (collect)) and Wells Fargo Securities, LLC ((866) 309-6316 (U.S. Toll Free), (704) 410-4760 (collect)).
Holders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 807-2200. (Banks and brokers may call collect at (212) 430-3774.)
This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the 8.625%/9.375% Senior Notes due 2016 of Holdings or the 8.50% Senior Notes due 2015 or the Senior Floating Rate Notes due 2015 of the Company. The Offers are being made only pursuant to the Offer to Purchase and related Letter of Transmittal. Holders should read carefully the Offer to Purchase and related Letter of Transmittal because they contain important information, including the various terms of and conditions to the Offers. None of Holdings, the Company, the dealer managers, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offers.
Forward-Looking Statements
This news release may contain forward-looking statements. Whenever you read a statement that is not solely a statement of historical fact (such as when Holdings or the Company states that it “believes,” “expects,” “anticipates” or “plans” that an event will occur, and other similar statements), you should understand that the expectations of Holdings and the Company may not be correct, although Holdings and the Company believe such expectations are reasonable, and that the plans of Holdings and the Company may change. These forward-looking statements reflect the current expectations of Holdings and the Company, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause its actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic and/or market conditions generally; conditions in the credit markets and changes in interest rates; and the ability of Holdings and the Company to complete planned transactions, including, without limitation, the Refinancing. Forward-looking statements contained in this news release speak only as of the date of this news release, and Holdings and the Company undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
About ARAMARK Corporation
ARAMARK Corporation is a leader in professional services, providing award-winning food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, parks and destinations and businesses around the world. The company is recognized as one of the "World's Most Ethical Companies" by the Ethisphere Institute, one of the "World's Most Admired Companies," by FORTUNE magazine and one of America's Largest Private Companies by both FORTUNE and Forbes magazines. ARAMARK Corporation seeks to responsibly address issues that matter to its clients, customers, employees and communities by focusing on employee advocacy, environmental stewardship, health and wellness, and community involvement. Headquartered in Philadelphia, ARAMARK Corporation has approximately 259,000 employees serving clients in 22 countries. Learn more at www.twitter.com/aramarknews.

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